UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION
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MATTHEWS INTERNATIONAL CORPORATION
Two NorthShore Center
Pittsburgh, PA 15212

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 15, 2018

The following information supplements the proxy statement (the “Proxy Statement”) of Matthews International Corporation (“we,” “our,” the “Company” or “Matthews”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the 2018 Annual Meeting of Shareholders and any adjournments or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and being made available to shareholders on February 6, 2018.
THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Only shareholders of record as of the close of business on December 29, 2017 are entitled to receive notice of and to vote at the Annual Meeting.
Supplemental Disclosure Concerning Proposal 4
As described in the subsection entitled “Compensation Discussion and Analysis” in the Proxy Statement, and summarized in the “Executive Summary” thereto, the Compensation Committee of the Board (the “Committee”) has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. The Company presents a proposal for an advisory (non-binding) vote on the executive compensation of the Company’s named executive officers on an annual basis.
As a supplement to the information provided in the Proxy Statement, the Company is providing the following additional information and clarifications:
Executive Summary
The Company’s executive compensation philosophy is based on the requirement for strong pay-for-performance alignment. Indicative factors of this strong alignment include:

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Fiscal 2017 executive compensation - The Company’s strong financial performance (including a TSR increase of approximately 25%) for the fiscal year ended September 30, 2016 and strong relative pay-for-performance alignment with the Company’s peer group were considered by the Committee in November 2016 in the determining executive compensation for fiscal 2017. Institutional Shareholder Services Inc. (“ISS”) also reported strong pay-for-performance alignment by the Company with the ISS peer group in the 2017 ISS Proxy Analysis & Benchmark Policy Voting Recommendations (“2017 ISS Report”).

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Fiscal 2018 executive compensation - Although the Company’s financial performance (as measured by both GAAP and non-GAAP adjusted net income) increased in fiscal 2017 and the Company maintained strong pay-for-performance alignment with the Company’s peer group on a three- and five-year basis, the Committee significantly reduced the long-term incentive (“LTI”) to its CEO in November 2017 by approximately $800,000, reflecting the Company’s lower earnings growth rate in fiscal 2017 and relative TSR performance on a one-year basis. The increase in the value of the LTI grant to the Company’s CEO in fiscal 2017 and the corresponding decrease in LTI value for fiscal 2018 demonstrates the Committee’s commitment to aligning compensation with the performance of the Company.

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With respect to total compensation, the Company’s independent compensation advisor determined that the Committee has been successful in aligning the base salaries and target annual incentive opportunity for the Company’s named executive officers generally at or modestly below the market median, while capping LTI as noted below.

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Long-term incentive (“LTI”) compensation - The Company’s LTI awards are capped at the number of shares awarded on the date of grant and require achievement of all performance thresholds to be fully earned. Many companies provide share awards which offer executives an opportunity to earn up to 200% of the target award based on performance achievement. The Committee has intentionally chosen not to allow for these share enhancers and, instead, targets the mid-point of the 3rd quartile (62.5 percentile) in determining the maximum share award level.

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The annual incentive plan performance targets established for fiscal 2017 required growth in consolidated net income (+12%) and economic value added (+77%) over fiscal 2016 for the Corporate management participants to achieve target payouts.

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Peer group alignment - The Company believes its peer group (as listed in the Proxy Statement) is better aligned with its size and business mix than the peer group utilized by ISS. A majority of the Company’s operations are manufacturing in nature. The ISS peer group includes several companies that are solely service providers which we believe are significantly different than the Company.

Detailed Analysis
Long-Term Incentive Compensation
Long-Term Incentive Compensation for fiscal 2017 was provided under the Company’s 2012 Equity Incentive Plan, which is designed to directly align the interests of employees with the Company’s shareholders. The Company generally issues restricted shares with both time and performance-vesting provisions.
Every year, the Committee determines individual grant levels through consultation with its independent compensation advisor, Pay Governance LLC. Pay Governance LLC advises the Committee on long-term incentive grant award ranges that are in alignment with the Company’s compensation philosophy based on the most recent available market information. The recommended grant levels range from the 50th percentile to the 75th percentile for each position / salary level. The Committee targets the mid-point of this 3rd quartile (62.5 percentile) in determining the maximum number of shares that can be realized. This maximum number of shares can only be realized by the executive if all performance thresholds (as described in the Proxy Statement) are met.
Many companies provide share awards which offer executives an opportunity to earn up to 200% of the target award based on performance achievement. The Committee has intentionally chosen not to allow for this share enhancement and, instead, targets the mid-point of the 3rd quartile (62.5 percentile) as the maximum share award level. The Company’s independent compensation advisor has determined that this approach is effectively mitigated by the absence of the above market opportunity of the plans of other companies. Accordingly, the Committee believes this grant philosophy has been reasonable.
Failure to achieve the performance targets within the specified time periods result in forfeiture of the applicable portion of the respective awards. Executives have forfeited shares in previous years where performance thresholds have not been achieved.
Annual Incentive Compensation
The Company’s 2015 Incentive Compensation Plan covers the annual incentive compensation to be paid to all key managers of the Company, including the named executive officers. The objective of the program is to align all key managers with the interest of shareholders by promoting the Company’s goal of increasing shareholder value. The Company believes that two of the key elements in the creation of shareholder value are:

•	growth in operating profit or EBITDA of the individual businesses (or consolidated net income for Corporate management participants); and

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improvement in operating profit greater than the cost of the capital utilized to generate this profit (referred to as “economic value added”). The Committee continues to employ economic value added as one of the rigorous performance metrics in the annual incentive plan to incent executives to produce earnings above our cost of capital.

Incentive compensation is calculated based on the achievement of pre-established targets for these elements. For fiscal 2017, the consolidated net income and economic value added targets for Corporate management participants were $74,890,000 and $16,100,000, respectively. These consolidated net income and economic value added performance targets required growth of 12% and 77% over the comparable actual GAAP results for fiscal 2016 (Note: The fiscal 2016 targets as identified in last year’s Proxy Statement were stated on a non-GAAP adjusted earnings basis; the Committee set the fiscal 2017 targets on a GAAP earnings basis). The Committee considers this requirement for growth (to achieve target annual incentive) to be reasonable and consistent with its objective to promote increasing shareholder value. The Company exceeded these performance targets in fiscal 2017 resulting in an above-target payout.
Pay-For-Performance Alignment
In evaluating pay-for-performance alignment for determining fiscal 2017 compensation, the Committee’s independent compensation advisor developed a group of peer companies for purposes of making assessments of market compensation and for determining the alignment of compensation earned relative to Company and peer performance. The peer group targeted industrial, manufacturing and service companies of similar size, complexity, employment region and performance. The majority of the Company’s revenues and profits are manufacturing in nature and the peer group was developed by the independent compensation advisor to ensure proper alignment between the manufacturing and service elements of our businesses.
The Company’s peer group is provided in the Proxy Statement. Based on this peer group, the Company was determined to have strong pay-for-performance alignment with its peers for the one-, three- and five-year periods through 2015. In addition, the Company was determined to have pay-for-performance alignment (“Low Concern”) with the peer group identified by ISS in the 2017 ISS Report. Further, the Company’s TSR outperformed the GICS 2020 and Russell 3000 over the one- and three-year periods through 2015 and the Company well exceeded earnings expectations for fiscal 2016. Finally, the Company has received a favorable vote from its shareholders of well over 90% on its executive compensation policies and practices for many years. These factors were considered in the executive compensation decisions made by the Committee in November 2016 for determining the fiscal 2017 executive compensation presented in the Proxy Statement.
As further evidence of the Committee’s objective to align pay with performance, the Committee significantly reduced the long-term incentive grant to the Company’s CEO in November 2017. Based on the Company’s peer group, the Company continued to have strong pay-for-performance alignment with its peers for the three- and five-year periods through 2016. In addition, the Company’s TSR also exceeded the GICS 2020 and Russell 3000 over the same three- and five-year periods. However, since the Company’s earnings growth (as measured by non-GAAP adjusted earnings per share) in fiscal 2017 was lower than the growth rate for the prior year and the Company did not outperform its peers on a one-year TSR basis, the Committee significantly reduced the long-term incentive grant to the Company’s CEO in November 2017 by approximately $800,000 (based on grant date values).
With respect to total compensation, the Company’s independent compensation advisor determined that the Committee has been successful in aligning the base salaries and target annual incentive opportunity for the Company’s named executive officers generally at or modestly below the market median, while capping LTI as noted above.
In addition, although the LTI plan contains change-in-control provisions, the Company has no change in control arrangement that provides cash severance to executives in the event they are terminated following a change in control of the Company. The Committee believes the vesting of LTI awards upon a change in control is sufficient severance to protect executives from the distinct risk of termination of employment in this situation.

Relative Degree of Alignment
In their 2018 Report, ISS issued a “high concern” score on their Relative Degree of Alignment (RDA) pay for performance test. This test analyzes our stock price performance and CEO pay over the past three years compared to the peer group developed by ISS. We believe the ISS peer group does not facilitate an appropriate analysis as their selection includes several companies that are only service providers. These companies are not applicable peers to Matthews as the majority of the Company’s revenues and profits are manufacturing in nature (i.e., bronze memorials, caskets, cremation equipment, printing tools, marking products, etc.). Several of the service providers within the ISS peer group include:

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Copart Inc.: Auto auction services company. Additionally, this company’s CEO earned an average of approximately $24,000 in total compensation annually over the past three years. Copart Inc. granted its CEO approximately $23 million in equity compensation in 2014 in lieu of future compensation, which was not reflected in the recent three-year average compensation.

•	Healthcare Services Group: Administration and operating services company for nursing homes and medical facilities.

•	KAR Auction Services: Auto auction services company.

•	UniFirst: Uniform sales and services company.

•	VSE Corporation: Supply chain consulting company

Exclusion of these five service companies alone would remove the Company’s RDA score from the “high concern” level. Additionally, conducting the ISS RDA test on the Company’s peer group included in the Proxy Statement would result in a “low concern” score.

Board Recommendation

Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, the related disclosures contained in the Proxy Statement set forth under the caption “Executive Compensation and Retirement Benefits” of the Proxy Statement, and the additional information and clarifications contained in this Proxy Supplement. Proxies will be voted FOR approval of the proposal unless otherwise specified.
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The inclusion of the information in this Supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respective to certain equity-based awards, and others described in our Form 10-K for the year ended September 30, 2017, and our Form 10-Q for the quarter ended December 31, 2017.

Voting and Changing Your Vote
IF YOU HAVE ALREADY VOTED BY PROXY AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.
You may vote either in person at the Annual Meeting or by proxy as set forth in the Proxy Statement. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.
A shareholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	attending the Annual Meeting and voting;

•	delivering a written notice, at the address given below, bearing a date later than that indicated on the proxy card, but prior to the date of the Annual Meeting, stating that the proxy is revoked; or

•	signing and delivering a subsequently dated proxy card prior to the vote at the Annual Meeting.

Shareholders of record should send any such written notice or new proxy card to:
Proxy Services
c/o Computershare Investor Services
P.O. Box 43102
Providence, RI 02940-5068

Shareholders of record may request a new proxy card by calling Computershare Investor Services, toll free at 888-294-8217, or international callers at 781-575-3120.
If your shares are held in the name of a bank, broker or other holder of record, you should contact the holder of record to receive a new proxy card.